UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2007

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to Form 8-K is filed to amend and restate items 5.02 (d) and 5.03 (a), and the associated exhibit 3.1, as originally appeared in our Form 8-K filed on June 22, 2007, to include information that was inadvertently omitted.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Director

John Megrue retired from the Board of Directors effective June 21, 2007 at the end of his term.  Mr. Megrue has served on the Board since 1993.

(d)           Appointment of Directors

On June 21, 2007, the Board of Directors appointed Mr. Lemuel E. Lewis, as a Class III director, and Dr. Carl P. Zeithaml, as a Class II director, in each case effective as of July 1, 2007.  Under Virginia law, the term of a director elected by the board of directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected.  Therefore, Mr. Lewis and Dr. Zeithaml will stand for election at the 2008 Annual Meeting of Shareholders.

Mr. Lewis currently serves as a Board member and Chairman of the Audit Committee at the Federal Reserve Bank of Richmond, Virginia.  He is a retired executive with Landmark Communications, serving most recently as Chief Financial Officer.  He has an extensive background in finance, human resources, mergers and acquisitions, and unit operations.  Mr. Lewis is expected to serve on the Audit Committee at Dollar Tree.

Dr. Zeithaml is the Dean of McIntire School of Commerce at the University of Virginia.  He specializes in the field of strategic management with an emphasis on global and competitive strategy.  He has an extensive resume and educational experience.  Dr. Zeithaml is expected to serve on the Compensation Committee at Dollar Tree.

Neither director has any family relationships, related party transactions, or other arrangements between the director and the Company.  Each director will receive an annual retainer of $80,000 for his service on the Board.  Mr. Lewis will receive an additional $4,000 per year for service on the Audit Committee while Dr. Zeithaml will receive an additional $2,000 per year for service on the Compensation Committee.  Each new director will also receive director orientation fees in the amount of one-twelfth of his annual board and committee retainers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 21, 2007, the Board of Directors amended Article III, Section 2 of the company’s Third Restated Bylaws to increase the number of directors from eleven to twelve.  The Board also amended Article VII, Section 1 of the Bylaws to allow for the issuance of shares of stock without certificates and to permit the issuance of fractional shares. A copy of the Bylaws, as amended, is attached to this filing as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure.

On June 21, 2007, Dollar Tree Stores, Inc. issued a press release regarding its Annual Meeting of Shareholders.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

3.1         Third Restated Bylaws of Dollar Tree Stores, Inc., as amended

99.1       Press Release dated June 21, 2007 issued by Dollar Tree Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE STORES, INC.

Date: June 27, 2007	By:	/s/ James A. Gorry, III
James A. Gorry, III
Corporate Secretary/General Counsel

EXHIBITS

Exhibit 3.1 - Third Restated Bylaws of Dollar Tree Stores, Inc., as amended

Exhibit 99.1 - Press release dated June 21, 2007 issued by Dollar Tree Stores, Inc.